Exhibit 99
National City Corporation
1900 E. 9th St.
Cleveland, OH 44114-3484
NEWS RELEASE
For Immediate Release

Investor Contact: Jennifer Hammarlund 216-222-9849 jennifer.hammarlund@nationalcity.com	Media Contact: Kristen Baird Adams 216-222-8202 kristen.bairdadams@nationalcity.com
NATIONAL CITY ANNOUNCES DECISION TO EXIT INDIRECT RETAIL AUTO
AND MOTORSPORTS LENDING BUSINESS
Quantifies Charges Expected for Fourth Quarter
     CLEVELAND—November 15, 2005— National City Corporation today announced its decision to exit the indirect retail auto and motorsports lending business. Continued low returns and volume challenges were the primary factors in the company’s decision.
     National City will continue to serve the automotive dealer community with comprehensive commercial and cash management banking products, including floor plan and real estate lending, treasury management, employee banking, and private client services. The company will continue to pursue growth in its national Recreation Finance lending business for both indirect retail and wholesale products. National City also will continue to originate direct auto and motorsports loans through its retail branch network.
     “We continually review our business strategies to ensure they support long-term, sustainable revenue growth. The decision to end indirect auto and motorsports originations was difficult, as we have participated in the segment for many years,” said National City Vice Chairman Peter E. Raskind. “However, given the low returns and better opportunities to employ our capital elsewhere, we have determined that it is now the appropriate time to exit.”
     As a result of this decision, National City will incur approximately $40 million of incremental charges in the fourth quarter, primarily asset write-downs and employee severance. In addition, the company is also incurring costs associated with the initial implementation of its ongoing Best In Class program, including severance, lease terminations, and other items. These costs, together with the charges related to the exit of the indirect auto and motorsports business, are expected to total between $100 million and $120 million in the fourth quarter.
     Best In Class is an internal program designed to improve the long-term performance of National City by identifying opportunities for long term, sustainable revenue growth. The program also entails identifying opportunities for cost savings and organizational realignments to more effectively and efficiently meet the needs of National City customers.
     This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, National City’s ability to effectively execute its business plans; changes in general economic and financial market conditions; changes in interest rates; changes in the competitive environment; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; losses, customer bankruptcy, claims and assessments; changes in banking regulations or other regulatory or legislative requirements affecting the Corporation’s business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. Additional information concerning factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements is available in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, and subsequent filings with the United States Securities and Exchange Commission (SEC). Copies of these filings are available at no cost on the SEC’s Web site at www.sec.gov or on the Corporation’s Web site at www.nationalcity.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.
About National City
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management.
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